Exhibit 10.2

Execution Version

THIRD AMENDMENT AND LIMITED WAIVER AND
CONSENT TO CREDIT AGREEMENT AND SECOND AMENDMENT TO
SECURITY AND PLEDGE AGREEMENT

This THIRD AMENDMENT AND LIMITED WAIVER AND CONSENT TO CREDIT AGREEMENT AND SECOND AMENDMENT TO SECURITY AND PLEDGE AGREEMENT, dated as of April 20, 2015 (this “Amendment”), is entered into by and among FIRST CHOICE ER, LLC, a Texas limited liability company (the “Borrower”), each other Loan Party, the lenders party hereto, and FIFTH STREET FINANCE CORP., a Delaware corporation, as administrative agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”) and L/C arranger, and is made with reference to (i) the Credit Agreement, dated as of October 31, 2013 (as amended or otherwise modified by (x) the Amendment to Credit Agreement, dated as of March 31, 2014,  by and among the Borrower, the Guarantors party thereto, the lenders party thereto from time to time and the Administrative Agent and acknowledged and agreed by Holdings, (y) the Second Amendment to Credit Agreement and First Amendment to Security and Pledge Agreement (the “Second Amendment”), dated as of June 11, 2014, by and among the Borrower, Holdings, the Guarantors party thereto, the lenders party thereto from time to time and the Administrative Agent, and (z) the Limited Waiver and Consent to Credit Agreement, dated as of October 17, 2014 (the “Arizona Consent”), by and among the Borrower, Holdings, the Guarantors party thereto, the lenders party thereto from time to time and the Administrative Agent, and as further amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), by and among the Borrower, the Guarantors party thereto, the lenders party thereto from time to time (the “Lenders”) and the Administrative Agent and (ii) the Security and Pledge Agreement, dated as of October 31, 2013, by and among the Borrower and the other Obligors (as defined therein) party thereto, and the Administrative Agent for the holders of the Secured Obligations (as defined therein) (as amended by the Second Amendment, and as further amended and restated, supplemented or otherwise modified prior to the date hereof, the “Security Agreement”). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

W I T N E S S E T H:

WHEREAS,  Section 11.01 of the Credit Agreement permits the Required Lenders to enter into amendments, waivers, consents or other modifications to the Credit Agreement with the relevant Loan Parties;

WHEREAS, pursuant to that Arizona Consent, the Lenders and the Administrative Agent provided certain waivers and consents in connection with the AGH Phoenix Investment (as defined in the Arizona Consent), and pursuant to this Amendment, Holdings and its Subsidiaries are requesting the flexibility to make additional investments more particularly described in Section 1.1 below to AGH Phoenix (as defined in the Arizona Consent)  (“AGH Phoenix”) or its subsidiaries that are currently not permitted under the Credit Agreement

(such additional investments are hereby collectively referred to as the “Additional AGH Phoenix Investment”);

WHEREAS,  Holdings and its Subsidiaries anticipate: (1) entering into a joint venture arrangement with University of Colorado Health (“UC Health”), a Colorado nonprofit corporation, through Holdings’ Subsidiary Adeptus Health Colorado Holdings LLC, a Texas limited liability company (“Adeptus Colorado”), with respect to UCHealth Partners LLC, a Colorado limited liability company (“JV Co.”), with Holdings (by and through its subsidiary Adeptus  Health Management LLC, a Texas limited liability company (“Adeptus Management”)) acting as the managing entity of such joint venture pursuant to a separate Management Services Agreement,  dated on or about the date hereof by and among Adeptus Health Management LLC and UCHealth Partners LLC which such joint venture has been formed for the purpose of managing and operating two hospitals and hospital affiliated off-campus emergency departments;  (2) investing (x) an amount no greater than $6,000,000 in cash or other assets to JV Co. (the “JV Investment Amount”) and (y) 100% of the Equity Interests in each of the subsidiaries listed in Schedule 1 hereto (collectively, the “Colorado Group”) to JV Co. (the “Equity Disposition” and, together with the investment of the JV Investment Amount and the transactions related to the foregoing contributions, the “Colorado JV Investment”), with the Colorado JV Investment to be finalized by October 15, 2016 (“Outside Date”) and (3) certain or all members of the Colorado Group merging into and with, or otherwise combining with, disposing all assets to and dissolving into the JV Co., or its subsidiaries with the JV Co. or its subsidiaries being the surviving entity (the “Colorado Consolidation”);

WHEREAS, in connection with the foregoing investments the Loan Parties seek to pledge their respective Equity Interests in JV Co. to the Administrative Agent for the holders of the Secured Obligations (as defined in the Security Agreement) as more further set forth herein;

WHEREAS, the Borrower and Holdings have entered or will enter into new agreements with MPT, including: (1) an increase in the amounts funded by MPT under the MPT Documents and certain other amendments to the MPT Documents to remove existing and future MPT Facilities in Colorado from the MPT Documents, including, without limitation, amendments to the MPT Intercreditor Agreement (collectively, the “MPT Amendments”); (2) a new master lease arrangement pursuant to which a Subsidiary of Adeptus Colorado (ADPT-CO MPT Holdings LLC, a Texas limited liability company) will become the lessee of MPT Facilities in Colorado, with Holdings acting as a guarantor (collectively, the “MPT Colorado Lease”); and (3) a sublease arrangement pursuant to which certain members of the Colorado Group or other subsidiaries of JV Co. will become the sublessees of MPT Facilities in Colorado (collectively, the “MPT Colorado Sublease”, and collectively with the MPT Amendments and the MPT Colorado Lease, the “MPT Colorado Transaction”);

WHEREAS,  the Borrower, Holdings and other Loan Parties seek to remain in compliance with the covenants and requirements of the Credit Agreement after giving effect to the Colorado JV Investment and the MPT Colorado Transaction and permit an increase in the amounts funded by MPT under the MPT Documents permitted by the Credit Agreement, in each case, as more further set forth herein; and

WHEREAS, the Required Lenders desire to enter into this Amendment to, among other things, allow and consent to the Colorado JV Investment and Additional AGH Phoenix Investment, waive certain defaults or prospective defaults that may occur in connection with the Colorado JV Investment and Additional AGH Phoenix Investment, permit an increase in amounts funded under the MPT Documents, and allow for the pledging of the Equity Interests;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I Amendments, Limited Waivers and Consents

Effective upon the satisfaction of the conditions set forth in Section 2.1 below:

Section 1.1. Arizona Subleases.    The Required Lenders hereby waive any actual or prospective Default under Sections 8.02(l)(i) and (ii), 8.02(m), 8.05(e) and 8.19 of the Credit Agreement as a result of subleases of Real Estate and capital assets by Loan Parties to AGH Phoenix or its subsidiaries  (collectively, the  “AGH Group”);  provided that, subject to the requirements set out in the second and third provisos of Section 8.02(l)(i) of the Credit Agreement, the aggregate amount per fiscal year of total payments paid (including, without limitation, lease, taxes and utilities) by a Loan Party to a third party lessor in connection with each such sublease of Real Estate with or involving any member of the AGH Group shall not exceed (x) the amounts listed for each facility with respect thereto for such fiscal year in Schedule 2 hereto and (y) the amounts listed for all facilities of the AGH Group in the aggregate with respect thereto for each fiscal year in Schedule 2 hereto; and provided, further, that subject to the requirements set forth in the second and third provisos of Section 8.02(l)(ii) of the Credit Agreement, the aggregate amount of lease payments paid by a Loan Party to a third party lessor in connection with each such sublease of capital assets with or involving any member of the AGH Group shall not exceed (x) the amounts listed for each facility with respect thereto for such fiscal year in Schedule 2 hereto and (y) the amounts listed for all facilities of the AGH Group in the aggregate with respect thereto for each fiscal year in Schedule 2 hereto.  For the avoidance of doubt, no Investments permitted under this Section 1.1 shall be permitted to be made with respect to a member of the AGH Group if an Event of Default is in effect or would occur after giving effect to such Investment.   Notwithstanding anything in this Amendment, the Credit Agreement or any other Loan Document to the contrary, the subleases described above shall be excluded from each of the dollar limits set forth in Section 8.02(l)(i) and (ii) and 8.02(m), respectively, of the Credit Agreement, in each case, solely to the extent permitted pursuant to this Section, as if such Investments had not occurred.

Section 1.2. Colorado Investments.

(a) Subject to the requirements set out in the proviso of Section 8.02(l)(iv) of the Credit Agreement, the Required Lenders hereby consent to the Colorado JV Investment and waive any actual or prospective Default under Sections 8.02(l)(iv),  8.02(m) and 8.19 of the

Credit Agreement as a result of the JV Investment Amount being invested by a Loan Party in JV Co. , solely to the extent the JV Investment Amount is invested prior to the Outside Date;  provided that notwithstanding anything in this Amendment, the Credit Agreement or any other Loan Document to the contrary, the JV Investment Amount shall be excluded from each of the dollar limits set forth in Sections 8.02(l)(iv) and 8.02(m) of the Credit Agreement, in each case, solely to the extent permitted pursuant to the foregoing Section, as if the JV Investment Amount  had not occurred.

(b) The Required Lenders hereby waive any actual or prospective Default under Sections 8.02(l)(iii),  8.02(m), 8.05(b) and 8.19 of the Credit Agreement as a result of the Equity Disposition in each case, solely to the extent the Equity Disposition is completed prior to the Outside Date;  provided that, notwithstanding anything in this Amendment, the Credit Agreement or any other Loan Document to the contrary, the Equity Disposition shall be excluded from each of the dollar limits set forth in Sections 8.02(l)(iii),  8.02(m) and 8.05(b) of the Credit Agreement, solely to the extent permitted pursuant to the foregoing clause, as if the Equity Disposition had not occurred.

(c) The Required Lenders hereby waive any actual or prospective Default under Sections 8.04 of the Credit Agreement as a result of the Colorado Consolidation to the extent the Colorado Consolidation is completed on or before the Outside Date.

Section 1.3. MPT Colorado Transaction.  The Required Lenders hereby waive any actual or prospective Default under Sections 8.03(k),  8.09,  8.16  and 8.17 of the Credit Agreement as a result of the MPT Colorado Transaction solely to the extent occurred on or prior to the date hereof, and agree to deem the MPT Colorado Lease and MPT Colorado Sublease as “MPT Documents” under the Credit Agreement; provided that the waiver set forth in this Section 1.3 shall only relate to actual or prospective Defaults under Sections 8.03(k),  8.09,  8.16 and 8.17 of the Credit Agreement that have occurred on or prior to the date hereof without giving effect to this Amendment and shall not act as a waiver of any actual or prospective Defaults under Sections 8.03(k),  8.09,  8.16 and 8.17 of the Credit Agreement on or after the date hereof after giving effect to Section 1.10 of this Amendment.

Section 1.4. JV Interests as Collateral.   The Loan Parties hereby consent and agree that, notwithstanding anything to the contrary in the Credit Agreement, the Security Agreement or the other Loan Documents,  the Equity Interests of JV Co., to the extent held by Adeptus Colorado (or any other Loan Party) are included in the definition of “Collateral” under the Loan Documents and are subject to all the requirements of Collateral under the Loan Documents, including, without limitation, being included in the pledge of Collateral by each holder of such Equity Interests to the Administrative Agent for the holders of the Secured Obligations (as defined in the Security Agreement) under the Security Agreement (as amended by this Amendment).

Section 1.5. Colorado Subleases.  The Required Lenders hereby waive any actual or prospective Default under Sections 8.02(l)(i) and (ii), 8.02(m), 8.05(e) and 8.19 of the Credit Agreement as a result of subleases of Real Estate and capital assets by Loan Parties to JV Co. or its subsidiaries (including members of the Colorado Group)  (collectively, the “JV Co. Group”);  provided that, subject to the requirements set forth in the second and third provi sos of Section 8.02(l)(i) of the Credit Agreement, the aggregate amount per fiscal year of total payments paid (including, without limitation, lease, taxes and utilities) by a  Loan Party to a third party lessor in connection with each such sublease of Real Estate with or involving any member of the JV Co. Group shall not exceed (x) the amounts listed for each facility with respect thereto for such fiscal year in Schedule 2 hereto and (y) the amounts listed for all facilities of the JV Co. Group in the aggregate with respect thereto for each fiscal year in Schedule 2 hereto;  provided further that, subject to the requirements set forth in the second and third provisos of Section 8.02(l)(ii) to the Credit Agreement, the aggregate amount of lease payments paid by a Loan Party to a third party lessor in connection with each such sublease of capital assets with or involving any member of the JV Co. Group shall not exceed (x) the amounts listed for each facility with respect thereto for such fiscal year in Schedule 2 hereto and (y) the amounts listed for all facilities of the JV Co. Group in the aggregate with respect thereto for each fiscal year in Schedule 2 hereto;  provided,  however, that, subject to the requirements set forth in the second and third provisos of Sections 8.02(l)(i) and (ii), respectively, of the Credit Agreement, the aggregate amount per fiscal year of total payments paid (including, without limitation, lease, taxes and utilities) by a Loan Party to a third party lessor in connection with each sublease of Real Estate and capital assets with or involving the members of the AGH Group and the JV Co. Group shall not exceed the amounts listed for each fiscal year for all facilities of the AGH Group and the JV Co. Group in the aggregate with respect thereto in Schedule 2 hereto.  For the avoidance of doubt, no Investments permitted under this Section 1.6 shall be permitted to be made with respect to a member of the JV Co. Group if an Event of Default is in effect or would occur after giving effect to such Investment.   Notwithstanding anything in this Amendment, the Credit Agreement or any other Loan Document to the contrary, the subleases described above shall be excluded from each of the dollar limits set forth in Section 8.02(l)(i) and (ii) and 8.02(m), respectively, of the Credit Agreement, in each case, solely to the extent permitted pursuant to this Section, as if such Investments had not occurred.

Section 1.6. Colorado Releases.  The Lenders and the Administrative Agent hereby:  (a) release each member of the Colorado Group that is or is required to be a Loan Party pursuant to the terms of the Loan Documents from any and all of its obligations as a Loan Party under the Loan Documents, including, if applicable, its obligations as a Guarantor thereunder;  (b) release each member of the Colorado Group as a party from each Loan Document to which it is a party; and (c)  release any and all rights and claims under the Collateral Documents to Collateral in the form of (i) the Equity Interests of each member of the Colorado Group as Collateral, and (ii) property and assets owned by each member of the Colorado Group.

Section 1.7. Colorado Consolidated EBITDA.  The Lenders, the Administrative Agent and the Loan Parties agree that Consolidated EBITDA for the first full calendar month immediately following the Equity Disposition shall include an amount equal to $936,183, which shall be attributable to JV Co. and the Colorado Group (whether or not the definition of Consolidated Net Income or Consolidated EBITDA would otherwise permit the inclusion of such amount), and that no other net income, Consolidated EBITDA or amounts otherwise attributable to JV Co. or the Colorado Group for such month shall be included in the calculation of Consolidated Net Income or in the calculation of Consolidated EBITDA.

Section 1.8. Colorado Purchase Option.  The Administrative Agent and the Loan Parties agree that the “UCH Purchase Option” defined in and granted by the Operating Agreement of JV Co., as in effect on the date hereof, will be deemed a Permitted Purchase Option, notwithstanding any prospective failure of the “UCH Purchase Option” to satisfy each requirement of the definition of Permitted Purchase Option contained in Section 8.01(t) of the Credit Agreement.

Section 1.9. Put Options.  The Administrative Agent and the Loan Parties agree that to the extent any Loan Party is required to purchase any Equity Interests of JV Co or AGH Phoenix under either of the respective organizational documents, such Investments will not be prohibited under Section 8.02 of the Credit Agreement to the extent (x) no Default or Event of Default then exists or would result therefrom and (y) the Loan Parties are in pro forma compliance with  Section 8.11 of the Credit Agreement.

Section 1.10. Amendment to Credit Agreement. The Credit Agreement is hereby amended as follows:
(a) Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions to such Section in alphabetical order:

““Adeptus Colorado” shall have the meaning set forth in the Third Amendment.”

““AGH Phoenix” shall have the meaning set forth in the Third Amendment.”

““Collateral Assignment of JV Co. Management Agreement” means that certain Collateral Assignment of the JV Co. Management Agreement, dated as of the Third Amendment Effective Date, by and among Adeptus Colorado, UC Health and the Administrative Agent.

““JV Co.” shall have the meaning set forth in the Third Amendment.”;

““Third Amendment” means that certain Third Amendment and Limited Waiver and Consent to Credit Agreement and Second Amendment to the Security and Pledge Agreement, dated as of the Third Amendment Effective Date, by and among the Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent, and acknowledged and agreed by JV Co.”;

““Third Amendment Date MPT Documents” means ” means the agreements, instruments, documents and certificates, related to transactions entered into after the Third Amendment Effective Date relating to increasing the maximum aggregate amount funded by MPT thereunder by an additional $250,000,000 in the aggregate (thereby bringing the total amount permitted to be funded under the MPT Documents to $505,000,000); provided that (i) the Third Amendment Date MPT Documents, taken as a whole, are no less favorable to Holdings, any of its Subsidiaries, the Administrative Agent or any Lender than the Existing MPT Documents and New MPT Documents, taken as a whole, (ii) with respect to any Third Amendment Date MPT Document for which there is a corresponding Existing MPT Document or New MPT Document, such Third Amendment Date MPT Document, taken as a whole, shall not be less favorable to Holdings, any of its Subsidiaries, the Administrative Agent or any Lender than the corresponding Existing MPT Document or New MPT Document, taken as a whole, (iii) the Third Amendment Date MPT Documents and the obligations under or in respect of the Third Amendment Date MPT Documents shall be subject to the MPT Subordination Agreement and the MPT Intercreditor Agreement to at least the same extent as the Existing MPT Documents and the New MPT Documents and the obligations under or in respect of the Existing MPT Documents and the New MPT Documents, and (iv) all of the proceeds of any new funds obtained under the Third Amendment Date MPT Documents shall be used for the sole purpose of developing MPT Facilities.”;

““Third Amendment Effective Date” means April 20, 2015.”; and

““UC Health” shall have the meaning set forth in the Third Amendment.”.

(b) The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety where they appear in such Section 1.01 of the Credit Agreement as follows:

““Loan Documents” means this Agreement, each Note, each Issuer Document, each Joinder Agreement, the Collateral Documents, each Collection Account Agreement, the MPT Intercreditor Agreement, the MPT Subordination Agreement, the Management Fee Subordination Agreement, the Subordinated Intercompany Note, the Fee Letter, the Amendment Agreement, the Second Amendment Fee Letter, the Second Amendment Agreement, the Third Amendment and the Collateral Assignment of JV Co. Management Agreement.”;

““MPT Documents” means, collectively, the Existing MPT Documents, the New MPT Documents and the Third Amendment Date MPT Documents, as each is in effect on the Third Amendment Effective Date or otherwise amended or modified from time to time in accordance with the terms of the MPT Intercreditor Agreement.”;

““MPT Group” means all Subsidiaries that are MPT Operators.”;

“MPT Intercreditor Agreement” means the Third Amended and Restated Intercreditor Agreement dated as of the Third Amendment Effective Date between MPT and the Administrative Agent.

““MPT Operator” means, as of any date, each Subsidiary that, as of such date, manages and operates an MPT Facility and that has joined and remains joined to the MPT Master Lease (or any master lease constituting a New MPT Document or a Third Amendment Date MPT Document), in each case as a lessee thereunder.”  and

““Primary Facility” means, collectively, (a) those free-standing emergency medical facilities operated by any member of the Primary Group on or prior to the Closing Date and (b) any new freestanding emergency medical facilities or other Medical Services Business purchased or developed by any member of the Primary Group after the Closing Date; provided that such new facilities are not constructed or developed in conjunction with or from the proceeds of any MPT Documents.”.

(c) The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended as follows:
(i) Clause (c)(v) thereof is hereby amended by deleting the word “Primary” contained therein; and
(ii) The following text is added at the end of such definition:

“Notwithstanding anything to the contrary contained herein the maximum amount of the contribution to Consolidated EBITDA for such period of all Minority Owned JVs shall be equal to twenty percent (20%) of the Consolidated EBITDA of Holdings and its Subsidiaries for such period (inclusive of the Consolidated Net Income contribution for such period of all the Minority Owned JVs).”

(d) The definition of “Material Contract” in Section 1.01 of the Credit Agreement is hereby amended by adding the following immediately following the last “.” of such definition:

“Notwithstanding anything to the contrary herein or in any other Loan Document, the Operating Agreement of JV Co. and AGH Phoenix and the Management Agreement of JV Co. or AGH Phoenix shall each be deemed to be “Material Contracts” for all purposes under all Loan Documents.”

(e) The definition of “New MPT Documents” in Section 1.01 of the Credit Agreement is hereby amended by deleting clause (v) of the second proviso thereof, by replacing the text “, and” immediately prior to the occurrence of such clause and by inserting the word “and” immediately following clause (iii) of such second proviso.

(f) Clause (r) of Section 8.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(r)Liens granted by any MPT Operator on the MPT Senior Collateral to secure the MPT Claim, provided that prior to such MPT Operator granting such Lien, MPT and each MPT Operator (other than any MPT Operator that is a Minority Joint Venture or any subsidiary thereof) shall have entered into the MPT Intercreditor Agreement with the Administrative Agent;”;

(g) Clause (c) of Section 8.03 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c)  (i) Intercompany Indebtedness and (ii) Indebtedness of a Subsidiary owed to a Loan Party, in each case, solely to the extent permitted under Section 8.02  (provided that, with respect to the foregoing clause (c)(ii), such Indebtedness shall be permitted solely to the extent permitted by Section 8.02(l));”;

(h) Clause (a) of Section 8.06 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a)each Subsidiary of Holdings may declare and make Restricted Payments to any Person that own Equity Interests in such Subsidiary, ratably (or more favorable to Holdings or such Subsidiary) according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made (or, with respect to the Colorado Group and the AGH Group, in accordance with their respective operating agreements as in effect on the Third Amendment Effective Date or otherwise amended, modified or changed to the extent permitted by Section 8.12);”;

(i) Clause (i) of Section 8.16(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(i) increases the maximum aggregate amount funded, or permitted to be funded, by MPT or any other Person thereunder to an amount greater than $505,000,000 (such dollar amount, the “MPT Maximum Funding Amount”)”;

(j) Section 8.16 of the Credit Agreement is hereby amended by replacing clause (e) thereof with the text “permit any member of the Primary Group other than the Borrower, Holdings, JV Co. and AGH Phoenix to own any Equity Interest of any member of the MPT Group;”.

(k) Clause (a)(ii) of Section 8.17 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(ii) as a guarantor under the MPT Cost Overrun Guaranty and the MPT Master Lease Guaranty and as a party to the MPT Master Funding Agreement,”

Section 1.11. Amendment of Security and Pledge Agreement; Pledge of Joint Venture Interests. The Security and Pledge Agreement amended as follows:
(a) Section 8 of the Security and Pledge Agreement is hereby amended by inserting the following paragraph at the end thereof as a new clause (g):

“(g)Proxy Rights to Pledged Equity.   In addition to each of the foregoing and any other rights of the Administrative Agent as set forth herein or in any other Loan Documents, each Obligor grants to the Administrative Agent an IRREVOCABLE PROXY, to vote, upon the occurrence and during the continuation of an Event of Default, all or any part of such Obligor’s Pledged Equity from time to time, in each case in any manner any Agent deems advisable in its sole discretion, either for or against any or all matters submitted, or which may be submitted to a vote of shareholders, partners, or members, as the case may be, and to exercise all other rights, powers, privileges, and remedies to which any such shareholders, partners, or members would be entitled (including, without limitation, giving or withholding written consents, ratifications, and waivers with respect to the Pledged Equity, calling special meetings of the holders of the Pledged Equity of any issuer and voting at such meetings). To the extent permitted by applicable law, the IRREVOCABLE PROXY granted hereby is effective automatically upon the occurrence and during the continuance of an Event of Default without the necessity that any other action (including, without limitation, that any transfer of any of the Pledged Equity be recorded on the books and records of the relevant Loan Party or issuer) be taken by any Person (including the relevant Loan Party or issuer of any Pledged Equity or any officer or agent thereof), is coupled with an interest, and shall be irrevocable, shall survive the bankruptcy, dissolution or winding up of any relevant Obligor, and shall terminate only on the discharge of the Secured Obligations; provided that, upon the discharge of Secured Obligations or if such irrevocable proxy is rescinded in writing by the Administrative Agent, such Obligor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise with respect to its Pledged Equity and all rights of the Administrative Agent to vote all or any part of such Pledged Equity will cease.”

(b) Schedule 1 of the Security and Pledge Agreement is hereby amended and restated by Annex 2 hereto.

Section 1.12. Treatment of JVs as Subsidiaries Under the Credit Agreement.  The Loan Parties hereby consent and agree that, notwithstanding anything to the contrary in the Credit Agreement, the Security Agreement or the other Loan Documents, for the purposes of Articles V,  VI,  VII (except with respect to, other than as set forth herein, the requirements and obligations as set forth solely under Sections 7.12 and 7.13 under the Credit Agreement and it being understood that JV Co. will not be a “consolidated” Subsidiary for purposes of Section 7.01 of the Credit Agreement), VIII and IX of the Credit Agreement, JV Co. shall be in cluded in the definition of “Subsidiary” or “Subsidiaries” (and treated as a “Subsidiary” or “Subsidiaries”)  for all purposes under such specified sections in the Credit Agreement;  provided that, notwithstanding the foregoing, all obligations, requirements and limitations of a “Minority Owned JV” under the Credit Agreement shall continue to apply to JV Co. to the extent such entities qualify as a “Minority Owned JV” under the Credit Agreement, including, without limitation, all limitations under the definition of “Consolidated EBITDA” under the Credit Agreement (and all related definitions) with respect to Minority Owned JVs.

Section 1.13. Events of Default.  Notwithstanding anything to the contrary herein, in the Credit Agreement or any other Loan Document, the occurrence of any default, violation or contravention of the terms of Section 1.1,  1.2,  1.3 or 1.5 herein by any Loan Party (or any party subject to the requirements of a “Loan Party” under the Loan Documents), shall result in an immediate Default under the Credit Agreement.

ARTICLE II Conditions and Miscellaneous
Section 2.1. Conditions to Effectiveness. This Amendment shall become effective on the date (the “Effective Date”) on which:

(a) The Administrative Agent shall have received this Amendment, executed and delivered by a duly authorized officer of the Administrative Agent, the Borrower, Holdings and the other Loan Parties and a duly authorized signatory of Lenders  constituting the Required Lenders;

(b) No Default. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing under the Credit Agreement;

(c) Fees and Expenses. The Borrowers shall have paid (i) to the Administrative Agent, for the ratable benefit of each of the Lenders signatory to this Amendment, an amendment fee in an aggregate amount equal to $250,000, which shall be fully earned, due and payable on the Third Amendment Effective Date and (ii) all other expenses payable to the Administrative Agent (including, without limitation, all reasonable and documented fees and expenses of counsel) to the extent then due in connection with this Amendment and the transactions contemplated thereby;

(d) Representations and Warranties. The representations and warranties of each of the Borrower, Holdings and the other Loan Parties contained in Section 2.3 hereof shall be true and correct.

(e) Joinder of Adeptus Colorado and Adeptus Management and Pledge of Assets.  On or prior to the Effective Date, Holdings, the Borrower and its Subsidiaries shall have caused each of (i) the entities listed in Schedule 3 and Schedule 4 to become a party to the Credit Agreement as a Loan Party by executing a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and  (ii) the entities listed in Schedule 3 and Schedule 4 to deliver to the Administrative Agent documents of the types referred to in Sections 5.01(c) and (e) in the Credit Agreement and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation required in connection with this clause (e)), all in form, content and scope reasonably satisfactory to the Administrative Agent;  provided that entities listed on Schedule 4 shall not be required to be Guarantors under the Credit Agreement;  provided further that, to the extent the revised Subordinated Intercompany Note (adding each of the entities listed in Schedule 3 and Schedule 4 as a party) is not provided on the Effective Date, it shall be delivered within 15 Business Days of the Effective Date.

(f) Pledge of Equity Interest.    On or prior to the Effective Date, Adeptus Colorado shall pledge its (or any other Loan Party that holds such applicable Equity Interest) Equity Interest in JV Co. to the Administrative Agent for the holders of the Secured Obligations (as defined in the Security Agreement) in form and substance satisfactory to the Administrative Agent.

(g) Entry into the Collateral Assignment of Management Agreement.  The Administrative Agent shall have received the executed collateral assignment of the Management Agreement of the JV Co. dated as of the date hereof in form and substance satisfactory to the Administrative Agent in its reasonable discretion.

(h) Amendments to the Operating Agreement of the JV Co.  On or prior to the date hereof, the Operating Agreement of JV Co. shall be amended and in form satisfactory to the Administrative Agent in their reasonable discretion, and such changes shall be reflected in the final version of such Operating Agreement executed on or around the date hereof.

(i) Structure Chart.  On or prior to the Effective Date,  Borrower shall provide Administrative Agent with a structure chart or Subsidiary listing, in each case, detailing the list of Subsidiaries of Holdings after giving effect to the Arizona Consent and Colorado JV Investment.

(j) MPT Documents.  The Administrative Agent shall have received the executed MPT Intercreditor Agreement and other Third Amendment Date MPT Documents (including the (1) Amendment to Master Funding and Development Agreement dated July 29, 2014 (as amended), (2) Closing Side Letter Regarding Master Funding and Development Agreement dated July 29, 2014 (as amended), (3) MPT Colorado Lease, (4) MPT Colorado Sublease, (5) Security Agreement related to the MPT Colorado Lease and MPT Colorado Sublease, (6) Environmental Indemnification Agreement related to the MPT Colorado Lease and MPT Colorado Sublease, (7) Guaranty related to the MPT Colorado Lease and MPT Colorado Sublease, (8) Twenty Third Amendment to Master Lease Agreement dated August 29, 2013 (as amended) and (9) Thirteenth Amendment to Master Lease Agreement dated September 26, 2014 (as amended)) dated as of the date hereof in form and substance satisfactory to the Administrative Agent in its reasonable discretion.

Section 2.2. Operating and Management Agreements.  Each of the Borrower, Holdings and each other Loan Party hereby agrees and covenants that attached hereto as Exhibit A are the executed versions of the Operating Agreement of JV Co. and the Management Agreement of JV Co. to be executed in connection with the Colorado JV Investment.

Section 2.3. Representation and Warranties.  Each of the Borrower, Holdings and each other Loan Party represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof and as of the Effective Date:

(i) Neither of the Operating Agreement of JV Co., nor the Management Agreement of JV Co., shall prohibit, restrict or otherwise inhibit the ability of Adeptus Colorado from fully pledging such Person’s respective interest in JV Co. to the extent required hereunder, under the Security Agreement hereunder or the other Loan Documents.

(ii) The Equity Interests of JV Co. constitutes Collateral under the Loan Documents to the extent such Equity Interests are held by Adeptus Colorado as set forth on Annex 1 hereto.

(iii) This Amendment has been duly authorized, executed and delivered by each of the Borrower, Holdings and each other Loan Party,  and constitutes the legal, valid and binding obligations of each of the Borrower, Holdings and each other Loan Party enforceable against each of them in accordance with its terms and the Credit Agreement;

(iv) the execution, delivery and performance by each of the Borrower, Holdings and each other Loan Party of this Amendment will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or by-laws of the Borrower or any Loan Party, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority, (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which the Borrower or any such Loan Party is a party or by which any of them or any of their property is or may be bound or (D) the Operating Agreement of JV Co., or the Management Agreement of JV Co.,  (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any such Loan Party, other than the Liens created by the Loan Documents and Permitted Liens;

(v) the representations and warranties set forth in the Loan Documents are true and correct in all material respects on and as of such date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date); and

(vi) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing under the Credit Agreement.

Section 2.4. Expenses; Indemnity.  Each of the Borrower, Holdings and each other Loan Party hereby acknowledges and reaffirms that the Administrative Agent is entitled to the benefits of Section 11.04 of the Credit Agreement, including, without limitation, the benefits of indemnity and reimbursement (including, without limitation, reasonable and documented fees and expenses of counsel) thereunder, with respect to all actions and omissions by the Administrative Agent in connection with this Amendment.

Section 2.5. Reference; Continuing Effect; No Other Amendments, Waivers or Consents.

(a) This Amendment shall not constitute an amendment of or consent to any provision of the Credit Agreement or the other Loan Documents except as expressly stated herein and shall not be construed as an amendment or consent to any action on the part of the Borrower that would require an amendment or consent of the Administrative Agent or the Lenders except as expressly stated herein.  Except as expressly stated herein, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their terms.  For the avoidance of doubt, this Amendment shall not constitute a waiver of any remedies or rights of the Administrative Agent or the Lenders with respect to any Default or Event of Default.

(b) This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

Section 2.6. Release.  Each Loan Party hereby remises, releases, acquits, satisfies and forever discharges Administrative Agent, the Lenders and their respective agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of Administrative Agent or the Lenders (“Releasees”), of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands that as of the date hereof are known or reasonably should be known to such Loan Party, in law or in equity, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever through the date hereof.  Without limiting the generality of the foregoing, each Loan Party hereby waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including, but not limited to, the rights to contest: (i) the right of Administrative Agent and each Lender to exercise its rights and remedies described in the Credit Agreement, (ii) any provision of the Credit Agreement or (iii) any conduct of Administrative Agent, the Lenders or other Releasees relating to or arising out of the Credit Agreement on or prior to the date hereof.

Section 2.7. Ratification and Reaffirmation. The Loan Parties hereby:

(i)   acknowledge and agree that the Liens and security interests created under the Security Agreement and the other Loan Documents in favor of the Administrative Agent for the holders of the Secured Obligations (as defined in the Security Agreement) and securing payment of all “Secured Obligations” (as defined in the Security Agreement) (including, without limitation, all prior loans or advances made to the Borrower by the Lenders) outstanding pursuant to the Credit Agreement, shall remain in full force and effect with respect to the Secured Obligations (as defined in the Security Agreement) and are hereby and thereby reaffirmed;

(ii)   acknowledge and reaffirm their respective obligations as set forth in the Security Agreement and each other Loan Document (as amended or otherwise modified by this Amendment), including, without limitations, all Obligations and Secured Obligations (as defined in the Security Agreement) under the Credit Agreement, the Security Agreement and the other Loan Documents;

(iii)   agree to continue to comply with, and be subject to, all of the terms, provisions, conditions, covenants, agreements and obligations applicable to them set forth in the Credit Agreement, the Security Agreement and each other Loan Document (as amended or otherwise modified by this Amendment), which remain in full force and effect; and

(iv)   confirm, ratify and reaffirm that (A) the guarantees and indemnities given by them pursuant to the Credit Agreement, Security Agreement and/or any other Loan Documents continue in full force and effect, following and notwithstanding, the amendments thereto pursuant to this Amendment; and (B) the security interest granted to Administrative Agent for the benefit of the Lenders, pursuant to the Loan Documents in all of their right, title, and interest in all then existing and thereafter acquired or arising Collateral in order to secure prompt payment and performance of the Secured Obligations (as defined in the Security Agreement), is continuing and is and shall remain unimpaired and continue to constitute a first priority security interest (subject to Permitted Liens) in favor of the Administrative Agent for the holders of the Secured Obligations (as defined in the Security Agreement) with the same force, effect and priority in effect immediately prior to entering into this Amendment.

Section 2.8. Estoppel.  To induce the Administrative Agent and Lenders to enter into this Amendment, each Loan Party hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, to the knowledge of any Loan Party, there exists no right of offset, defense, counterclaim or objection in favor of any Loan Party as against the Administrative Agent or any Lender with respect to the Obligations.

Section 2.9. Counterparts. This Amendment may be executed in any number of separate counterparts by the parties hereto (including by telecopy or via electronic mail), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

Section 2.10. Applicable Law; Jurisdiction; Waiver of Jury Trial. The provisions of Sections 11.14 and 11.15 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.
Section 2.11. JV Acknowledge of Pledge and Obligations under Loan Documents.

(a) JV Co. hereby acknowledges receipt of and agrees to the terms and provisions of this Amendment, the Credit Agreement and the Security Agreement.  JV Co. represents and warrants to Administrative Agent that (i) it has no knowledge of any pledge of, or grant of a security interest in, or adverse claims to, its Equity Interests pledged under the Security Agreement (other than in favor of Administrative Agent); (ii)  it has registered the pledge and security interest of Administrative Agent in the Pledged Equity issued by it in its the books and records; and (iii)  Annex A hereto is true, correct and complete as it relates to it and the Pledged Equity issued by it.

(b) JV Co. will not acknowledge, register or permit the pledge, transfer, grant of control (as such term is used in Articles 8 and 9 of the UCC) or other disposition of its Equity Interests pledged under the Security Agreement (or any portion thereof) other than to or as requested by Administrative Agent.  During the existence of an Event of Default, JV Co. shall promptly comply with the instructions of Administrative Agent with respect to its Equity Interests pledged under the Security Agreement without the further consent or action of the holder of such Equity Interest, including, without limitation, instructions as to the transfer or other disposition of its Equity Interests pledged under the Security Agreement, to pay and remit to Administrative Agent or its nominee all dividends, distributions and other amounts payable to Grantor in respect of such Equity Interests (upon redemption of the Pledged Equity, dissolution of JV Co. or otherwise), and to transfer to, and register its Equity Interests pledged under the Security Agreement in the name of, Administrative Agent or its nominee or transferee.  Issuer acknowledges and agrees that upon the delivery of any certificates representing its Equity Interests pledged under the Security Agreement endorsed to Administrative Agent or in blank, or to the extent such Equity Interests are not represented by certificates, upon the execution and delivery of this Agreement by the parties hereto, Administrative Agent’s security interest on such Equity Interests shall be perfected by control (as such term is used in Articles 8 and 9 of the UCC).

(c) JV Co. further acknowledges and agrees to be restricted or otherwise bound by the provisions of the Credit Agreement to the extent required pursuant to Section 1.12 hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

BORROWER:

FIRST CHOICE ER, LLC

By:  /s/ Tim Fielding

Name:Tim Fielding

Title:Chief Financial Officer

HOLDINGS:

ADEPTUS HEALTH LLC

By: /s/ Tim Fielding

Name:Tim Fielding

Title:Chief Financial Officer

GUARANTORS:

AJNH MEDICAL CENTER LLC,

BASSWOOD MEDICAL CENTER LLC,

COPPERWOOD MEDICAL CENTER LLC,

EAGLES NEST MEDICAL CENTER LLC,

ECC MANAGEMENT, LLC,

FM CROSSING MEDICAL CENTER LLC,

HILLIARD MEDICAL CENTER LLC,

KATY ER CENTER LLC,

KINGWOOD MEDICAL CENTER LLC,

KUYKENDAHL MEDICAL CENTER LLC,

LEAGUE CITY MEDICAL CENTER LLC,

LOUETTA MEDICAL CENTER LLC,

MID-COLLIN COUNTY MEDICAL CENTER LLC,

PEARLAND PARKWAY MEDICAL CENTER LLC,

PFLUGERVILLE MEDICAL CENTER LLC,

PLANO ERCARE CENTER LLC,

SSH MEDICAL CENTER LLC,

STERLING RIDGE MEDICAL CENTER LLC,

WC MEDICAL CENTER LLC,

By: FIRST CHOICE ER, LLC, sole member of each of the companies listed above

By: /s/ Tim Fielding

Name:Tim Fielding

Title:Chief Financial Officer

GUARANTORS CONTINUED:

COLLEYVILLE MEDICAL CENTER LLC,

GARLAND SHILOH MEDICAL CENTER LLC,

HICKORY CREEK MEDICAL CENTER LLC,

LEWISVILLE MEDICAL CENTER LLC,

MANSFIELD WALNUT CREEK MEDICAL CENTER LLC,

MESQUITE TOWN EAST MEDICAL CENTER LLC,

NORTH DALLAS TOLLWAY MEDICAL CENTER LLC,

NRH MEDICAL CENTER LLC,

RICHARDSON MIMOSA MEDICAL CENTER LLC,

WCB MEDICAL CENTER LLC,

WYLIE MEDICAL CENTER LLC,

FRIENDSWOOD MEDICAL CENTER LLC,

HOUSTON 9520 JONES MEDICAL CENTER LLC,

LAKEWOOD FOREST MEDICAL CENTER LLC,

LA PORTE MEDICAL CENTER LLC,

PEARLAND SUNRISE MEDICAL CENTER LLC,

WATERSIDE MEDICAL CENTER LLC,

CULEBRA-TEZEL MEDICAL CENTER LLC,

EAST PFLUGERVILLE MEDICAL CENTER LLC, and

WILDERNESS-HARDY OAK MEDICAL CENTER LLC

By: FIRST CHOICE ER, LLC, sole member of each of the companies listed above

By: /s/ Tim Fielding

Name:Tim Fielding

Title:Chief Financial Officer

GUARANTORS CONTINUED:

OPFREE LICENSING LP,

OPFREE RE INVESTMENTS, LTD.

By: ECC MANAGEMENT, LLC, general partner of each of the companies listed above

By: FIRST CHOICE ER, LLC, its sole member

By: /s/ Tim Fielding

Name: Tim Fielding

Title:  Chief Financial Officer

ADEPTUS HEALTH PHOENIX HOLDINGS LLC

NATIONAL MEDICAL PROFESSIONALS OF ARIZONA LLC,

ADEPTUS HEALTH COLORADO HOLDINGS LLC,

ADEPTUS HEALTH MANAGEMENT LLC,

ADEPTUS HEALTH VENTURES LLC,

MATLOCK MEDICAL CENTER LLC, and

ADPT-CO RE HOLDINGS LLC

By: /s/ Tim Fielding

Name:Tim Fielding

Title:Chief Financial Officer

NON-GUARANTOR LOAN PARTIES:

AUSTIN BRODIE MEDICAL CENTER LLC,

LITTLE ELM FM 423 MEDICAL CENTER LLC,

SAN ANTONIO NACOGDOCHES MEDICAL CENTER LLC,

ALLEN BETHANY MEDICAL CENTER LLC,

CEDAR HILL MEDICAL CENTER LLC,

FRISCO PRESTON MEDICAL CENTER LLC,

COLONIAL LAKES MEDICAL CENTER LLC

GLEANNLOCH FARMS MEDICAL CENTER LLC,

BRIAR FOREST-ELDRIDGE MEDICAL CENTER LLC,

SIENNA PLANTATION MEDICAL CENTER LLC,

ALVIN MEDICAL CENTER LLC

PEARLAND 518 MEDICAL CENTER LLC

By: FIRST CHOICE ER, LLC, sole member of each of the companies listed above

By: /s/ Tim Fielding

Name:Tim Fielding

Title:Chief Financial Officer

ADPT HOUSTON HOLDINGS LLC,

ADPT-CO MPT HOLDINGS LLC

By: /s/ Tim Fielding

Name:Tim Fielding

Title:Chief Financial Officer

Acknowledged and Agreed with respect to the obligations and requirements set forth in Section 2.11 of this Amendment as of the date first set forth above:

UCHealth Partners LLC

By: /s/ Tim Fielding

Name: Tim Fielding

Title:Chief Financial Officer